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                                                                 EXHIBIT 10.3(a)

                                                     Merrill Lynch International
                                                              20 Farringdon Road
                                                                    P.O. Box 293
                                                                London EC 1M 3NH
                                                        Telephone: 0171-772-1000
                                                                  Telex: 9413941
                                                         Fax: 0171-772-2917-2980

23rd June 1998

Constellation Verwaltungs GmbH & Co. Beteiligungen KG
Frankfurter Strasse 14B
61118 Bad Vilbel
Germany

Attn: Michael Ryan

Dear Sirs

We write to set out the terms and conditions on which Merrill Lynch International ("MLI") offer a facility (the "Facility") to Constellation Verwaltungs GmbH & Co. Beteiligungen KG (the "Borrower") under which until further notice from MLI:-

(A) MLI makes available a credit facility, under which MLI is prepared to consider making to the Borrower cash advances (each such advance an "Advance") up to a maximum principal amount of US $190,000,000 or equivalent in other currencies at any one time outstanding. Any amounts so drawn under this facility shall have a repayment date of 31/st/ December 1999.

(B) All references in the Terms Sheet to securities lending facility or Securities Loan shall be ignored.

(C) All references in the Terms Sheet to Merrill Lynch International Bank ("MLIB"), FX Transaction or foreign exchange facility shall be ignored.

(D) All references in the Terms Sheet to guarantee facility ("Guarantee") shall be ignored.

all on the security of, among other things, the collateral provided by the Borrower as set out in the Terms Sheet referred to below.
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The spread for the purposes of the facility shall be 0.375%.

In consideration of MLI agreeing to accept a guarantee (the "Guarantee") of Colfax Capital Corporation the ("Guarantor") and (if relevant) the Guarantor Collateral referred to therein, the Borrower and MLI, agree that the Terms Sheet is hereby amended as follows:

     1    So long as the Collateral and/or Guarantor Collateral comprises only
          (a) commercial paper issued by Merrill Lynch & Co. and/or US Treasury Bills, then it shall be deemed, under Clauses 6.4 and 6.5 of the Terms Sheet and Clauses 3.3 and 3.4 of the Collateralised Limited Recourse Guarantee Agreement between the Guarantor and MLI, that there is satisfactory collateral if the aggregate market value of the Collateral and Guarantor Collateral equals or exceeds the aggregate value of the secured liabilities and any unpaid accrued interest thereon.

     2 The following words shall be added at the end of the following Clauses of the Terms Sheet:

     2.1 In Clause 10.7, "MLI reasonably determines by written notice to the Guarantor that the security (in whole or in part) created by or pursuant to the Guarantee is not in full force and effect or does not have the priority stated therein or"

     2.2 In Clause 10.8, "a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any item of Guarantor Collateral by any third party or",

for which purpose "Guarantor", "Guarantee" and "Guarantor Collateral" have the meanings given in this letter.

The Facilities are subject to the terms and conditions set out in the attached Terms Sheet, and by its execution of the enclosed copy of this letter, the Borrower acknowledges receipt of the Terms Sheet and agrees to the terms and conditions set out in it.

Please confirm your agreement to the above and your acceptance of the provisions of this letter and the Terms Sheet by completing, signing and returning the enclosed copy of this letter.

Yours faithfully

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For and on behalf of
MERRILL LYNCH INTERNATIONAL


 ...........................................
To:  Merrill Lynch International
     20 Farringdon Road
     P.O. Box 293
     London
     EC1M 3NH


Dated                    day of               1998

We accept the Facilities on the terms and conditions detailed in your letter and the attached Terms Sheet. Our address and other details for the purpose of Clause 19 of the Terms Sheet are set out below.

Yours faithfully,



 ............................................
Address: Constellations Verwaltungs GmbH & Co. Beteiligungen KG, Frankfurter Strasse 14B, 61118 Bad Vilbel, Germany

Attention:    Michael Ryan

Fax No.       USA 202 828 0865
Telephone No. USA 202 828 0060

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